DOMINIC M. FEDERICO
                                 Attorney at Law

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November 8, 1999

Whispering Oaks International, Inc.
16910 Dallas Parkway, Suite 100
Dallas, Texas 75248

Re: Form SB-2 Registration Statement

At your request, I have examined the Registration Statement under File No. _____, which shall be filed with the Securities and Exchange Commission (the "Registration Statement"), in connection with the registration under the Securities and Exchange Act of 1933, of an aggregate of 600,000 shares of your Common Stock (the "Stock").

In rendering the following opinion, I have examined and relied only upon the documents and certificates of officers and directors of the Company as specifically described below. In my examination, I have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to me as originals, and the conformity with the original documents of all documents submitted to me as copies. My examination was limited to the following documents:

         1.  Articles of Incorporation of the Company, as amended to date;

         2.  Bylaws of the Company, as amended to date;

         3. Resolutions of the Company's Board of Directors relating to the issuance of the Stock; and

         4.  The Form 10-SB Registration Statement.

I  have  not  undertaken,   nor  do  I  intend  to  undertake,  any  independent
investigation beyond such documents and records.

Based on the foregoing, it is my opinion that the Stock has been legally authorized and validly issued and is fully paid and non-assessable.

I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purpose of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the Stock described in the Registration Statement in connection with the offering described therein. Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.


By giving this opinion and consent, I do not admit that I am an expert with respect to any part of the Registration Statement or Prospectus within the meaning of that term "expert" as used in Section 11 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

Yours very truly,


/s/ Dominic M. Federico
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    Dominic M. Federico